Exhibit 5.1

Munger, Tolles & Olson LLP

355 S. Grand Avenue

Los Angeles, California 90071

April 15, 2011

Berkshire Hathaway Inc.

3555 Farnam Street

Omaha, Nebraska 68131

Re:	Wesco Financial Corporation

Ladies and Gentlemen:

We have acted as special counsel for Berkshire Hathaway Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), for the purpose of registering under the Securities Act shares of the Company’s Class B Common Stock, $0.0033 per share (the “Class B Shares”), proposed to be issued pursuant to the Agreement and Plan of Merger, dated February 4, 2011, by and among the Company, Montana Acquisitions, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company, and Wesco Financial Corporation, a Delaware corporation, as amended by the Amendment to Agreement and Plan of Merger, dated as of April 15, 2011 (the “Merger Agreement”).

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates and other instruments as we have deemed necessary or advisable for purposes of expressing the opinions contained herein.

In connection with the opinions expressed below, we have assumed, without investigation and with your consent, (i) the accuracy, completeness and authenticity of all documents reviewed by us and the genuineness of all signatures; (ii) the conformity of all copies of documents reviewed by us to the originals thereof; and (iii) the legal capacity of all natural persons who are signatories of documents reviewed by us.

As to various questions of fact relevant to the opinions expressed below, we have relied upon, and assume the accuracy in all respects of, the representations and warranties contained in certificates and oral and written statements and other information of or from representatives of the Company and other sources. We have made the foregoing assumptions without investigation and with your consent, and we have not engaged in any independent verification of any of the factual matters contained in any such certificate or statement or of any such information.

Based upon and subject to the foregoing, we are of the opinion that:

MUNGER, TOLLES & OLSON LLP

Berkshire Hathaway Inc.

When the Registration Statement has become effective under the Securities Act and the Class B Shares have been issued in accordance with the terms and conditions of the Merger Agreement, the Class B Shares will be validly issued, fully paid and non-assessable.

The laws covered by the opinions expressed herein are limited to the General Corporation Law of the State of Delaware, including the statutory provisions, applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such laws.

Any change in applicable law or in the facts or documents on which our opinions are based, or any inaccuracy of the representations, warranties or assumptions on which we have relied, may affect the validity of the foregoing opinions. This opinion letter is expressly limited to the matters set forth above, and we express no opinion, whether by implication or otherwise, as to any other matters. The opinions expressed above are given as of the date hereof, and we disclaim any obligation to update or supplement this opinion letter, regardless of any change after the date hereof in any applicable law or our awareness after the date hereof of any facts that may change the opinions expressed above or any inaccuracy of the representations, warranties or assumptions upon which we have relied in rendering this opinion letter. This opinion letter is an expression of our professional judgment on the legal issues expressly addressed herein and is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the proxy statement/prospectus constituting a part of the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Munger, Tolles & Olson LLP